EXHIBIT 99.1

FINANCIAL STATEMENTS

Cure Pharmaceutical Corporation

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

CURE Pharmaceutical Corporation

We have audited the accompanying balance sheets of CURE Pharmaceutical Corporation as of December 31, 2015 and 2014, and the related statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2015. CURE Pharmaceutical Corporation’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements , assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CURE Pharmaceutical Corporation as of December 31, 2015 and 2014, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

RBSM, LLP

Henderson, Nevada

November 10, 2016

F-2

Cure Pharmaceutical Corporation

Balance Sheets

(Audited)

	December 31, 2015	December 31, 2014
Assets
Current assets:
Cash	$13,352	$4,206
Restricted cash	49,980	-
Accounts receivable (less allowance of $100,000 for 2014)	1,907	114,798
Note receivable	17,948	-
Inventory	191,465	178,483
Prepaid expenses and other assets	38,122	44,241
Total current assets	312,774	341,728
Property and equipment, net	381,830	311,721
Intangibles, net	949,725	924,954
Other assets	177,820	286,204
Total assets	$1,822,149	$1,864,607

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$614,250	$322,665
Accrued expenses	297,905	272,307
Current portion of loan payable	17,188	17,186
Current portion of notes payable	402,874	50,000
Current portion of capital lease payable	11,362	10,064
Current portion of related party convertible promissory notes	412,212	-
Current portion of convertible promissory notes	3,114,889	216,889
Deferred revenue	215,519	622,123
Total current liabilities	5,086,199	1,511,234
License Fees	560,000	200,000
Capital lease payable	9,453	20,815
Convertible promissory notes	-	2,363,000
Total liabilities	5,655,652	4,095,049

Stockholders' Deficit:
Common stock: $0.0001 par value; authorized 10,000,000 shares; 2,000,000 shares issued and outstanding as of December 31, 2015 and 2014	200	200
Additional paid-in capital	2,727,531	2,727,531
Accumulated deficit	(6,561,234)	(4,958,173)
Total stockholders' deficit	(3,833,503)	(2,230,442)
Total liabilities and stockholders' deficit	$1,822,149	$1,864,607

The accompanying notes are an integral part of these financial statements

F-3

Cure Pharmaceutical Corporation

Statements of Operations

(Audited)

	For the Year Ended December 31, 2015	For the Year Ended December 31, 2014
Revenue
Net product sales	$150,439	$235,676
Consulting research & development income	25,225	990,798
Shipping and other sales	7,766	16,156
Total revenues	183,430	1,242,630

Cost of goods sold	117,012	205,117
Gross profit	66,418	1,037,513

Research and development expenses	681,699	663,899
Selling, general and administrative expenses	920,247	914,736
Total costs and expenses	1,601,946	1,783,752
Net loss from operations	(1,535,528)	(541,122)
Other income (expense):
Interest income	199	10,913
Other income	177,892	36,390
Loss on Disposal of PP&E	-	(6,396)
Other expense	(72,160)	(68,871)
Interest expense	(173,464)	(95,753)
Other income (expense)	(67,533)	(123,717)
Net loss before income taxes	(1,603,061)	(664,839)
Provision for income taxes	-	-
Net loss	$(1,603,061)	$(664,839)
Net loss per share, basic and diluted	$(0.80)	$(0.33)
Weighted average shares outstanding, basic and diluted	2,000,000	2,000,000

The accompanying notes are an integral part of these financial statements

F-4

Cure Pharmaceutical Corporation

Statement of Stockholders’ Deficit

(Audited)

	Common stock		Additional Paid in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance as of December 31, 2013	2,000,000	$200	$2,727,531	$(4,293,334)	$(1,565,603)
Net loss	-	-	-	(664,839)	(664,839)
Balance as of December 31, 2014	2,000,000	200	2,727,531	(4,958,173)	(2,230,442)
Net loss	-	-	-	(1,603,061)	(1,603,061)
Balance as of December 31, 2015	2,000,000	$200	$2,727,531	$(6,561,234)	$(3,833,503)

The accompanying notes are an integral part of these financial statements

F-5

Cure Pharmaceutical Corporation

Statements of Cash Flows

(Audited)

	For the Year Ended	For the Year Ended
	December 31, 2015	December 31, 2014
Cash flows from operating activities
Net loss	$(1,603,061)	$(664,839)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and Amortization	157,546	151,201
Loss on Disposal of PP&E	-	6,396
Change in other assets and liabilities:
Restricted cash	(49,980)	-
Accounts receivable	112,891	(53,481)
Inventory	(12,982)	352
Prepaid expenses and other assets	6,119	(9,818)
Other assets	108,384	(116,324)
Accounts payable	291,585	(67,029)
Accrued expenses	348,810	170,481
Deferred revenue	(121,404)	64,147
License fees	360,000	200,000
Net cash used in operating activities	(402,092)	(318,914)
Cash flows from investing activities
Advanced on note receivable	(17,948)	-
Purchases on intangible assets	(66,031)	(203,790)
Acquisition of property and equipment, net	(186,395)	(47,179)
Net cash used in investing activities	(270,374)	(250,969)
Cash flows from financing activities
Proceeds from loan	813,009	507,009
Loan repayments	(121,333)	(20,272)
Capital lease payments	(10,064)	(8,915)
Net cash provided by financing activities	681,612	477,822

Net increase (decrease) in cash and cash equivalents	9,146	(92,061)
Cash and cash equivalents, beginning of period	4,206	96,267
Cash and cash equivalents, end of period	$13,352	$4,206
Supplemental cash flow information
Cash paid for interest and income taxes:
Interest	$67,211	$5,415
Income taxes	$-	$-
Non-cash financing activities:
Accrued expenses converted to related party convertible
promissory notes	$323,212	$-
Deferred revenue converted to note payable	$285,200	$-

The accompanying notes are an integral part of these financial statements

F-6

CURE PHARMACEUTICAL CORPORATION.

NOTES TO FINANCIAL STATEMENTS

Note 1 - Nature of the Business

Cure Pharmaceutical Corporation (“Cure”, “we”, “us”, “our” or the “Company”) is a specialty pharmaceutical and bioscience company with a focus in drug delivery technologies. Cure leverages novel drug delivery technologies to develop and commercialize new applications of proven therapeutics through Oral Thin Film (“OTF”) via our proprietary patented CureFilm™ Technology as well as through transdermal applications. Our micro encapsulation of drug actives in our CureFilm™ Technology allows for a higher volume of an active and if required, multiple actives to be produced on a single oral thin film strip.

The Company is focused on partnering with pharmaceutical and biotech companies seeking to deliver drug actives utilizing and benefitting from our proprietary OTF and transdermal applications and when preferable to take our own products from clinical process to commercialization. We are focused on both the human and veterinary prescription, OTC and nutraceutical markets. Cure represents the complete solution for OTF drug delivery therapeutics from inception to finished product utilizing our CGMP/FDA registered manufacturing facility and processes.

Note 2 - Summary of Significant Accounting Policies

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates. At December 31, 2015 and 2014 included in these estimates are assumptions about collection of accounts receivable, and useful life of fixed and intangible assets.

Cash and Cash Equivalents

The Company considers all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents. As of December 31, 2015 and 2014 the Company had no cash equivalents. The Company maintains its cash and cash equivalents in banks insured by the Federal Deposit Insurance Corporation (“FDIC”) in accounts that at times may be in excess of the federally insured limit of $250,000 per bank. The Company minimizes this risk by placing its cash deposits with major financial institutions. At December 31, 2015 and 2014, the company does not have any uninsured balances.

Restricted Cash

Restricted cash consists $49,980 of total funds received in an escrow account from accredited investors. These funds are in relation to convertible promissory notes issued to these accredited investors. The funds held in the escrow account will remain in there until all obligations are met in relation to the convertible promissory notes.

Capitalization of Property and Equipment

The Company capitalizes expenditures related to property and equipment, subject to a minimum rule, that have a useful life greater than one year for: (1) assets purchased; (2) existing assets that are replaced, improved or the useful lives have been extended; or (3) all land, regardless of cost. Acquisitions of new assets, additions, replacements and improvements (other than land) costing less than the minimum rule in addition to maintenance and repair costs, including any planned major maintenance activities, are expensed as incurred.

Revenue Recognition

The Company recognizes revenue in accordance with the Financial Accounting Standards Board’s (“FASB”), Accounting Standards Codification (“ASC”) 605, Revenue Recognition (“ASC 605”). ASC 605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred and/or service has been performed; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. The Company believes that these criteria are satisfied upon shipment from our facility. Freight billed to customers is presented as revenues, and the related freight costs are presented as cost of goods sold. Deferred revenue is recognized when earned and all significant obligations have been satisfied.

Accounts receivable

Accounts receivable are generally unsecured. The Company establishes an allowance for doubtful accounts receivable based on the age of outstanding invoices and management’s evaluation of collectability. Accounts are written off after all reasonable collection efforts have been exhausted and management concludes that likelihood of collection is remote. Any future recoveries are applied against the allowance for doubtful accounts.

F-7

Advertising Expense

The Company expenses marketing, promotions and advertising costs as incurred. Such costs are included in general and administrative expense in the accompanying statements of operations. The Company recorded advertising costs of $1,813 for the year ended December 31, 2015. No advertising costs were recorded for the year ended December 31, 2014.

Research and Development

Costs incurred in connection with the development of new products and processes and are charged to research and development expenses as incurred.

Income Taxes

The Company utilizes FASB ASC 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

The Company generated a deferred tax asset through net operating loss carry-forward. However, a valuation allowance of 100% has been established due to the uncertainty of the Company’s realization of the net operating loss carry forward prior to its expiration.

Basic and diluted loss per share

Basic loss per share is computed by dividing the net loss to common stockholders for the period by the weighted average number of common shares outstanding during the period. Diluted loss per share is computed by dividing the net loss for the period by the weighted average number of common and dilutive common equivalent shares outstanding during the period. Common equivalent shares, which consist of stock options and warrants, have been excluded from the diluted loss per share calculation because their effect is anti-dilutive.

Going Concern

The Company’s financial statements are prepared using U.S. GAAP applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company had an accumulated deficit at December 31, 2015 of $6,561,234. The Company had a working capital deficit of $4,773,425 as of December 31, 2015. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it establishes a revenue stream and becomes profitable. The Company is continually analyzing its current costs and is attempting to make additional cost reductions where possible. We expect that we will continue to generate losses from operations throughout 2016.

In order to continue as a going concern and to develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources. Management’s plans to continue as a going concern include raising additional capital through borrowing and/or sales of equity and debt securities. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that might be necessary if the Company is unable to continue as a going concern.

Fair Value Measurements

The Company measures and discloses the fair value of assets and liabilities required to be carried at fair value in accordance with ASC 820, Fair Value Measurements and Disclosures. ASC 820 defines fair value, establishes a framework for measuring fair value, and enhances fair value measurement disclosure.

F-8

ASC 825 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825 establishes three levels of inputs that may be used to measure fair value:

Level 1 - Quoted prices for identical assets or liabilities in active markets to which we have access at the measurement date.

Level 2 - Inputs other than quoted prices within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 - Unobservable inputs for the asset or liability.

The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

As of December 31, 2015 and 2014, the Company has determined that there were no assets or liabilities measured at fair value.

Inventory

Inventory consists of raw materials, packaging components, work-in-process and finished goods. The Company’s inventory is stated at the lower of cost (FIFO cost basis) or market. Finished goods include the cost of labor to assemble the items.

Long-lived Assets

Long-lived assets include equipment and intangible assets other than those with indefinite lives. We assess the carrying value of our long-lived asset groups when indicators of impairment exist and recognize an impairment loss when the carrying amount of a long-lived asset is not recoverable when compared to undiscounted cash flows expected to result from the use and eventual disposition of the asset.

Indicators of impairment include significant underperformance relative to historical or projected future operating results, significant changes in our use of the assets or in our business strategy, loss of or changes in customer relationships and significant negative industry or economic trends. When indications of impairment arise for a particular asset or group of assets, we assess the future recoverability of the carrying value of the asset (or asset group) based on an undiscounted cash flow analysis. If carrying value exceeds projected, net, undiscounted cash flows, an additional analysis is performed to determine the fair value of the asset (or asset group), typically a discounted cash flow analysis, and an impairment charge is recorded for the excess of carrying value over fair value. As of December 31, 2015 and 2014, our qualitative analysis of long-lived assets did not indicate any impairment.

Concentrations of Credit Risk

In the normal course of business, the Company provided credit terms to its customers; however, collateral was not required. Accordingly, the Company performed credit evaluations of its customers and maintained allowances for possible losses which, when realized, were within the range of management’s expectations. From time to time, a higher concentration of credit risk existed on outstanding accounts receivable for a select number of customers due to individual buying patterns.

Cost of Sales

Cost of sales includes the purchase cost of products sold and all costs associated with getting the products to our customers, including transportation costs.

Shipping Costs

Shipping and handling costs billed to customers are recorded in sales. Shipping costs incurred by the company are recorded in selling, general and administrative expenses.

F-9

Related parties

Parties are considered to be related to the Company if the parties that, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. All transactions with related parties shall be recorded at fair value of the goods or services exchanged.

Segment Reporting

Segment identification and selection is consistent with the management structure used by the Company’s chief operating decision maker to evaluate performance and make decisions regarding resource allocation, as well as the materiality of financial results consistent with that structure. Based on the Company’s management structure and method of internal reporting, the Company has one operating segment. The Company’s chief operating decision maker does not review operating results on a disaggregated basis; rather, the chief operating decision maker reviews operating results on an aggregate basis.

Recent Accounting Pronouncements

ASU 2015-03

In April 2015, the FASB issued Accounting Standards Update (“ASU”) No. 2015-03, Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. The amendments in this ASU require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this ASU. The amendments are effective for financial statements issued for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. The amendments are to be applied on a retrospective basis, wherein the balance sheet of each individual period presented is adjusted to reflect the period-specific effects of applying the new guidance. The Company is evaluating the possible effect of this guidance on its financial statements.

ASU 2015-01

In January 2015, the FASB issued ASU No. 2015-01, “Income Statement - Extraordinary and Unusual Items (Subtopic 225-20): Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items.” This ASU eliminates from U.S. GAAP the concept of extraordinary items. ASU 2015-01 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. A reporting entity may apply the amendments prospectively. We do not expect the adoption of ASU 2015-01 to have a material effect on our financial position, results of operations or cash flows.

ASU 2014-16

In November 2014, the FASB issued ASU 2014-16, “Derivatives and Hedging (Topic 815).” ASU 2014-16 addresses whether the host contract in a hybrid financial instrument issued in the form of a share should be accounted for as debt or equity. ASU 2014-16 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. We do not currently have issued, nor are we investors in, hybrid financial instruments. Accordingly, we do not expect the adoption of ASU 2014-16 to have any effect on our financial position, results of operations or cash flows.

ASU 2014-15

In August 2014, the FASB issued ASU No. 2014-15, “Presentation of Financial Statements - Going Concern (Subtopic 205-40)”. ASU 2014-15 provides guidance related to management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosure. ASU 2014-15 is effective for annual periods ending after December 15, 2016, and for interim and annual periods thereafter. Early application is permitted. We do not expect the adoption of ASU 2014-15 to have a material effect on our financial position, results of operations or cash flows.

F-10

ASU 2014-09

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606).” ASU 2014-09 affects any entity using U.S. GAAP that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets unless those contracts are within the scope of other standards (e.g., insurance contracts or lease contracts). ASU 2014-09 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016. We are still evaluating the effect of the adoption of ASU 2014-09. In August 2015, the FASB issued ASU 2015-14, which defers the effective date of ASU 2014-09 by one year for all entities and permits early adoption on a limited basis. ASU 2014-09 will be effective for the Company in the first quarter of 2018, and early adoption permitted in the first quarter of 2017. The Company does not believe the adoption of this ASU will have a material impact on its financial statements.

ASU 2014-08

In April 2014, the FASB issued ASU No. 2014-08, “Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360) and Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity.” ASU 2014-08 amends the definition for what types of asset disposals are to be considered discontinued operations, as well as amending the required disclosures for discontinued operations and assets held for sale. ASU 2014-08 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2014. The adoption of ASU 2014-08 did not have any effect on our financial position, results of operations or cash flows.

ASU 2015-11

On July 22, 2015, the FASB issued ASU 2015-11, which requires entities to measure most inventory “at the lower of cost and net realizable value,” thereby simplifying the current guidance under which an entity must measure inventory at the lower of cost or market (market in this context is defined as one of three different measures). ASU 2015-11 will not apply to inventories that are measured by using either the last-in, first-out (LIFO) method or the retail inventory method (RIM). ASU 2015-11 is effective prospectively for annual periods beginning after December 15, 2016, and interim periods thereafter. Early application of the ASU is permitted. Upon transition, entities must disclose the nature of and reason for the accounting change. The Company does not believe the adoption of this ASU will have a material impact on its financial statements.

There were various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company’s financial position, results of operations or cash flows.

The Company has not filed its 2015 and 2014 Federal and State income tax returns. Such income tax returns remain subject to examination by federal and most state tax authorities.

Note 3 - Accounts Receivable

Accounts receivable, net of allowances for sales returns and doubtful accounts, consisted of the following:

	December 31, 2015	December 31, 2014
Trade accounts receivable	$1,907	$214,798
Less allowances	-	(100,000)
Total accounts receivable, net	$1,907	$114,798

Note 4 - Concentration of Credit Risk

Accounts receivable

As of December 31, 2015, one customer accounted for 100% of the Company’s accounts receivable.

Major customers

For the year ended December 31, 2015, four customers accounted for approximately 81% of the Company’s revenues. Substantially all of the Company’s business is with companies in the United States.

F-11

Note 5 - Inventory

Inventory consists of raw materials, packaging components, work-in-process and finished goods. The Company’s inventory is stated at the lower of cost (FIFO cost basis) or market.

The carrying value of inventory consisted of the following:

	December 31, 2015	December 31, 2014
Raw Materials	$75,800	$89,958
Packaging Components	88,454	62,392
Work-In-Process	27,211	53,770
Finished Goods	-	2,615
	191,465	208,735
Reserve for Obsolescence	-	(30,252)
Total inventory	$191,465	$178,483

Note 6 – Property and Equipment and Intangible Assets

As of December 31, 2015 and 2014, property and equipment and intangible assets consisted of the following:

	December 31, 2015	December 31, 2014

Manufacturing equipment	$488,733	$488,733
Computer and other equipment	58,767	57,756
Leasehold improvements	30,616	30,616
Construction in progress	224,969	39,585
Less accumulated depreciation	(421,255)	(304,969)
Property and Equipment, net	$381,830	$311,721

Depreciation expense for the years ended December 31, 2015 and 2014 was $116,286 and $140,005, respectively, which includes depreciation of $8,640 for capitalized leased assets for the years ended December 31, 2015 and 2014. The total amount of property held under a under a capital lease was $43,201 as of December 31, 2015 and 2014. Accumulated depreciation for property held under capital leases were $19,897 and $11,256 as December 31, 2015 and 2014, respectively.

	December 31, 2015	December 31, 2014

Intellectual Property	$814,582	$814,582
Patents	186,173	121,445
Less accumulated amortization	(51,030)	(11,073)
Intangible assets, net	$949,725	$924,954

Amortization expense for the years ended December 31, 2015 and 2014 was $41,260 and $11,196, respectively.

The estimated aggregate amortization expense over each of the next five years is as follows:

2016	$42,663
2017	42,663
2018	42,663
2019	42,663
2020	42,663
Thereafter	585,589
Total Amortization	$798,904

F-12

Note 7 – Note Receivable

Note receivable consists of the following at December 31, 2015 and 2014:

	2015	2014

The note receivable is a promissory note with a company bearing an interest rate of 8% per annum, principal and accrued and unpaid interest is payable on demand of the Company any time before November 11, 2016 or by November 11, 2016 if no demand is made prior to such date	17,948	-
	17,948	-
Current portion of note receivable	17,948	-
Note receivable, less current portion	$-	$-

Note 8 - Related Party Transactions

On October 3, 2014, the Company obtained a short-term loan from Jonathan Turman in the amount of $1,000. This loan is non-interest bearing, unsecured and has no fixed terms of repayment.

On October 22, 2014, the Company obtained a short-term loan from Jonathan Turman in the amount of $1,000. This loan is non-interest bearing, unsecured and has no fixed terms of repayment.

On various dates from October 31, 2014 to February 2, 2015, the Company issued convertible promissory notes to Ronick totaling $89,000 that are due on February 25, 2016. Robert Davidson is a shareholder of Ronick. Interest is payable at 3% per annum and is secured by technology and patent rights. Principal and accrued interest is convertible into common stock at $4.00 per share. This conversion is subject to an adjustment if the Company sells stock or grants conversion rates at a lower price; however, Ronick has subsequently agreed to waive these conversion rights and will convert at $4.00 per share.

On April 15, 2015, the Company obtained a short-term loan from Jonathan Turman in the amount of $20,000. This loan is non-interest bearing, unsecured and has no fixed terms of repayment.

On May 6, 2015, the Company obtained a short-term loan from Jonathan Turman in the amount of $4,000. This loan is non-interest bearing, unsecured and has no fixed terms of repayment.

On December 31, 2015, the Company converted $100,150 of accrued payroll for Robert Davidson into a convertible promissory note. (see Note 12).

On December 31, 2015, the Company converted $94,312 of accrued payroll for Wayne Nasby into a convertible promissory note. (see Note 12).

On December 31, 2015, the Company converted $77,250 of accrued payroll for Edward Maliski into a convertible promissory note. (see Note 12).

On December 31, 2015, the Company converted $51,500 of accrued payroll for Jonathan Turman into a convertible promissory note. (see Note 12).

At December 31, 2015, Robert Davidson and Mark Udell had $50,772 and $12,377, respectively, due to them and are included in accounts payable. At December 31, 2014, Robert Davidson had $24,126 due to him and is included in accounts payable.

F-13

Note 9 – Capital Lease Obligations

In 2013, the Company entered into a capital lease agreement for manufacturing equipment. The following is a schedule by years of future minimum lease payments under capital leases together with the present value of the net minimum lease payments as of December 31, 2015:

Years Ending December 31
2016	$13,278
2017	9,906

Total Minimum Lease Payments	23,184

Less: Amount Representing Interest	(2,369)

Present Value of Net Minimum Lease Payments	20,815

Less: Current Obligations	(11,362)

Non-Current Obligations Under Capital Leases	$9,453

Note 10 – Loan Payable

Loan payable consist of the following at December 31, 2015 and 2014:

	2015	2014

Note to a company due September 29, 2016 including interest at 11.49% per annum; unsecured; interest due monthly	$17,188	$17,186

	17,188	17,186
Current portion of loan payable	17,188	17,186
Loan payable, less current portion	$-	$-

Note 11 – Notes Payable

Notes payable consist of the following at December 31, 2015 and 2014:

	2015	2014

Note to an individual, non-interest bearing, unsecured and has no fixed terms of repayment	$50,000	$50,000
Note to a company due October 14, 2016; interest payable at 5% per annum, secured by all assets of the company (excluding patents and intellectual property); principal and interest totaling $5,000 due weekly	197,874	-
Note to a company with no fixed maturity date; interest payable at 10% per month, secured by certain equipment of the company; accrued and unpaid interest due monthly	70,000	-
Note to a company due November 9, 2016; interest payable at 5% per annum, unsecured; principal and accrued and unpaid interest payable any time before November 9, 2016	85,000	-

	402,874	50,000
Current portion of loan payable	402,874	50,000
Loan payable, less current portion	$-	$-

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Note 12 – Convertible Promissory Notes

Convertible promissory notes consist of the following at December 31, 2015 and 2014:

	2015	2014

Convertible promissory notes totaling $2,372,000 due February 25, 2016; interest payable at 3% annum; technology and patent rights; principal and accrued interest convertible into common stock at $4.00 per share (subject to adjustment if the Company sells stock or grants conversion rates at a lower price; however, holders of notes have subsequently agreed to waive these conversion rights and will convert at $4.00 per share); accrued interest due on February 25, 2016 (maturity date has been extended to August 31, 2016, but now is in default), on October 6, 2016 a portion of these notes were converted to common stock and the remaining portion of these notes were converted on October 17, 2016.

	$2,283,000	$2,363,000

Convertible promissory notes totaling $250,000 to a company due February 25, 2016 including interest at 5% per annum; secured by technology and patent rights; principal and accrued interest convertible into common stock at $4.00 per share (subject to adjustment if the Company sells stock or grants conversion rates at a lower price; however, holders of notes have subsequently agreed to waive these conversion rights and will convert at $4.00 per share); accrued interest due February 25, 2016 (maturity date has been extended to August 31, 2016, but now is in default), on October 6, 2016 a portion of these notes were converted to common stock and the remaining portion of these notes were converted on October 17, 2016.

	250,000	-
Convertible promissory notes totaling $235,000 due on various dates from November 10, 2016 to December 30, 2016; interest payable at 1% annum; unsecured; principal and accrued interest automatically convertible into common stock at $1.00 per share upon closing of a merger; accrued interest due on various dates from November 16, 2016 to December 30, 2016 (if on or prior to the maturity date, the Company completes a merger, then all accrued and unpaid interest due under these notes shall be waived).	285,000	-
Convertible promissory notes of $194,135 due June 7, 2013 (in default) and $22,754 due August 8, 2014 (in default); interest payable at 8% annum and a default rate of 12% per annum; secured by technology and patent rights; principal and accrued interest convertible into common stock at $5.50 per share, however, holders of these notes have subsequently agreed to convert at $4.00 per share; accrued interest due on June 7, 2013 not paid (13 holders) and accrued interest due on August 8, 2014 (4 holders), on October 6, 2016 these notes were converted to common stock.	216,889	216,889

Convertible promissory notes totaling $80,000 to a company due February 25, 2016 including interest at 3% per annum; secured by technology and patent rights; principal and accrued interest convertible into common stock at $4.00 per share (subject to adjustment if the Company sells stock or grants conversion rates at a lower price; however, holders of notes have subsequently agreed to waive these conversion rights and will convert at $4.00 per share); accrued interest due February 25, 2016 (maturity date has been extended to August 31, 2016, but now is in default), on October 6, 2016 a portion of these notes were converted to common stock and the remaining portion of these notes were converted on October 17, 2016

	80,000	-
	3,114,889	2,579,889
Current portion of convertible promissory notes	3,114,889	216,889
Convertible promissory notes, less current portion	$-	$2,363,000

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Note 13 - Related Party Convertible Promissory Notes

Related party convertible promissory notes consist of the following at December 31, 2015 and 2014:

	2015	2014

Convertible promissory notes totaling $323,212 to related parties due December 31, 2016 including interest at 3% per annum; secured by technology and patent rights; principal and accrued interest convertible into common stock at $4.00 per share (subject to adjustment if the Company sells stock or grants conversion rates at a lower price; however, holders of notes have subsequently agreed to waive these conversion rights and will convert at $4.00 per share); accrued interest due December 31, 2016, on October 6, 2016 a portion of these notes were converted to common stock and the remaining portion of these notes converted as of October 17, 2016.

	323,212	-

Convertible promissory note totaling $89,000 due February 25, 2016; interest payable at 3% annum; secured by technology and patent rights; principal and accrued interest convertible into common stock at $4.00 per share (subject to adjustment if the Company sells stock or grants conversion rates at a lower price; however, holders of notes have subsequently agreed to waive these conversion rights and will convert at $4.00 per share); accrued interest due on February 25, 2016 (maturity date has been extended to August 31, 2016, but now is in default), on October 6, 2016 a portion of these notes were converted to common stock and the remaining portion of these notes converted as of October 17, 2016.

	89,000	-
	412,212	-
Current portion of related party convertible promissory notes	412,212	-
Related party convertible promissory note, less current portion	$-	$-

Note 14 - Stockholders’ Deficit

The total number of shares of all classes of capital stock which the Company is authorized to issue is 10,000,000 shares of common stock with $0.0001 par value.

 As of December 31, 2015 and 2014, there were 2,000,000 shares of the Company’s common stock issued and outstanding.

Note 15 - Income Taxes

The Company utilizes FASBASC740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

The Company generated a deferred tax asset through net operating loss carry-forwards. Based upon Management’s evaluation, a valuation allowance of 100% has been established due to the uncertainty of the Company’s realization of the benefit derived from net operating loss carry-forwards.

Deferred income taxes arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or noncurrent depending on the periods in which the temporary differences are expected to reverse. The Company does not have any uncertain tax positions.

The Company does not have any income tax expense for the years ended December 31, 2015 and 2014.

The total deferred tax asset is calculated by multiplying a domestic (US) 34 percent marginal tax rate by the cumulative Net Operating Loss Carryforwards (“NOL”). The Company currently has net operating loss carryforwards approximately aggregating $6,600,135, which expire through 2035. The deferred tax asset related to the NOL carryforwards Management has determined based on all the available information that a 100% Valuation reserve is required.

Note 16 - Commitments and Contingencies

Litigation:

From time to time the Company may become a party to litigation in the normal course of business. Management believes that there are no current legal matters that would have a material effect on the Company’s financial position or results of operations.

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Operating leases

The Company maintains its corporate offices and manufacturing facility at 1620 Beacon Place, Oxnard, California 93033, which contains approximately 25,000 square feet. The Company is currently on a month-to-month lease.

The Company also leases additional office and warehouse space at 1610 and 1612 Fiske Place, Oxnard, California 93033, which contains approximately 6,547 square feet. The Company is currently on a month-to-month lease.

Total rent expense for the years ended December 31, 2015 and 2014 was $247,326 and $263,797, respectively.

Note 17 - Subsequent Events

On various dates in 2016, the Company and its convertible promissory note holders totaling $2,918,889 have agreed to waive their conversion rights of converting their convertible notes at the lower of $4.00 per share or 80% of the price per share at which the Company issues common stock, or if the Company issues securities convertible or exchangeable into common stock, then 80% of the conversion or exchange price of such securities, in any offering in which the Company raises minimum gross proceeds of at least $1,000,000. All convertible promissory note holders have agreed to convert their convertible promissory notes at $4.00 per share.

On various dates in 2016, the holders of the convertible promissory notes totaling $2,918,889 have agreed to extend the maturity date from February 25, 2016 to August 31, 2016. No other terms from the original convertible promissory notes have changed.

From January 1, 2016 to September 8, 2016, the Company has issued convertible promissory notes totaling $5,821,463. These convertible promissory notes issued in 2016 are due on various dates from January 4, 2017 to September 8, 2017. Interest is payable at 1% annum; unsecured and principal and accrued interest automatically convertible into common stock at $1.00 per share upon closing of a merger. Accrued interest is due on various dates from January 4, 2017 to September 8, 2017. If on or prior to the maturity date, the Company completes a merger, then all accrued and unpaid interest due under these notes shall be waived. The Company formally closed its convertible note offering on October 6, 2016. The Company agreed to issue a warrant to purchase 141,142 shares of common stock at $1.00 per share exercisable within five years to Colorado Financial Service Corporation as part compensation for services rendered in connection to the Company’s convertible note offering.

On January 8, 2016, the Company received 50% ownership in Cure Innovations, Inc (“CI”). CI was created in 2015 by IncuBrands Studio, Inc (“IncuBrands”). The Company and IncuBrands each own 50% of the common stock of CI. The Company and IncuBrands entered into a Joint Venture agreement in 2013 to distribute several OTF products utilizing IncuBrands marketing and contacts in the various industries as well as utilize the Company’s technology and capabilities of manufacturing OTF’s.

On October 6, 2016, various convertible promissory note holders that total to $216,889 converted their convertible promissory notes along with unpaid accrued interest into common stock shares of the Company at $4.00 per share. As a result of the conversion, a total of 77,785 common stock shares were issued on October 6, 2016.

On October 6, 2016, various convertible promissory note holders that total to $3,025,212 converted a portion of their convertible promissory notes along with unpaid accrued interest into common stock shares of the Company at $4.00 per share. As a result of the conversion, a total of 361,691 common stock shares were issued on October 6, 2016.

On October 17, 2016, various convertible promissory note holders that total to $3,025,212 converted their remaining portion of their convertible promissory notes along with unpaid accrued interest into common stock shares of the Company at $4.00 per share. As a result of the conversion, a total of 278,776 common stock shares were issued on October 17, 2016.

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